Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 6, 2005 (June 21, 2005 as to Notes 22, 23, 24 and 25) relating to the consolidated financial statements of Desarrolladora Homex, S.A. de C.V. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the effects of a merger between an affiliated company and a subsidiary in 2004) included in the Annual Report on Form 20-F of Desarrolladora Homex, S.A. de C.V. and subsidiaries for the year ended December 31, 2004, and to the use of our report dated April 6, 2005 (June 21, 2005 as to Notes 22, 23 and 24 and September 28, 2005 as to Notes 25 and 26 and as to the restatement to Mexican pesos of purchasing power as of June 30, 2005 and the convenience translation) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Galaz, Yamazaki, Ruiz Urquiza, S.C.
Member of Deloitte Touche Tohmatsu

/s/ C.P.C. Pedro Luis Castañeda Herrera
C.P.C. Pedro Luis Castañeda Herrera
Mexico City, Mexico
January 13, 2006